Exhibit 21

                             LIST OF SUBSIDIARIES

Name                                                Jurisdiction

Elite Parfums, Ltd.                                 Delaware
Inter Parfums Holdings, S.A.                        France
Inter Parfums, S.A.                                 France
Jean Philippe Fragrances do Brasil, Ltda.1          Brazil
Inter Parfums Trademarks, S.A.                      France
Inter Parfums Cosmetiques, S.A                      France








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1A limited liability company.